EXHIBIT 21


                            CALTON, INC. SUBSIDIARIES

                                                                    State of
                   Company                                        Incorporation
                   -------                                        -------------
eCalton.com, Inc. (f/k/a Calton Homes of Florida, Inc.)            Florida
Calton Homes of Chicago, Inc.                                      Illinois
Calton Homes of Pennsylvania, Inc.                                 Pennsylvania
Calton Homes of Pennsylvania at Pennway, Inc.                      Pennsylvania
Calton Homes of California, Inc.                                   California
Calton Lindenwood Corporation                                      California
Calton Manzanita Corporation                                       California
Calton Tamarack Corporation                                        California
Calton California Equity Corporation                               California
Calton Capital, Inc.                                               New Jersey
Calton General, Inc.                                               New Jersey
Calton Homes Finance, Inc.                                         New Jersey
Calton Homes Finance II, Inc.                                      New Jersey
Haddon Group of Virginia, Inc.                                     New Jersey